Exhibit 99.1

Evolution Metals & Technologies Corp. Announces Preliminary Inclusion in

Russell 3000® and Russell 2000® Indexes

Preliminary inclusion is expected to become effective September 21, 2026, subject to FTSE Russell’s standard review process

Approximately $12.2 trillion in assets are benchmarked against the Russell U.S. indexes

MIAMI, FL, August 24, 2026 — Evolution Metals & Technologies Corp. (“EM&T” or the “Company”) (Nasdaq: EMAT), a U.S.-based critical materials and advanced manufacturing company, today announced that the Company has been included on FTSE Russell’s preliminary lists of additions to the broad-market Russell 3000® Index and the small-cap Russell 2000® Index as part of FTSE Russell’s third-quarter 2026 IPO additions process. The preliminary lists, published August 21, 2026, identify EMAT for addition effective September 21, 2026. Final inclusion remains subject to FTSE Russell’s standard review process.

Preliminary inclusion in the Russell 2000® Index would also result in membership in the broad-market Russell 3000® Index and the relevant growth and value style indexes. Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. According to data as of the end of June 2025, approximately $12.2 trillion in assets are benchmarked against the Russell U.S. indexes, which belong to FTSE Russell, the global index provider.

“Preliminary inclusion in both the Russell 3000 and Russell 2000 represents an important capital-markets milestone for EM&T and comes at a pivotal stage in the Company’s growth,” said David Wilcox, Executive Chairman of EM&T. “For more than 18 years, our team has built commercial-scale rare earth magnet capabilities, and we are now expanding that platform with non-China feedstock, additional manufacturing capacity and a deeper operating team. We believe prospective inclusion in two widely followed U.S. equity benchmarks should broaden EM&T’s visibility among institutional and index-oriented investors as we continue executing against the critical materials opportunity in front of us.”

The anticipated index additions come as EM&T continues to expand its rare earth magnet platform. The Company has announced Tier-1 OEM quality certifications across six grades of high-performance sintered NdFeB magnets, taken delivery of non-China NdPr metal for commercial magnet production, and placed binding purchase orders for thirteen additional ULVAC sintered magnet production machines expected to ramp the Company’s existing commercial-scale rare earth magnet production capacity to approximately 10,000 metric tons annually by November 2026.

For more information on Russell U.S. Index IPO additions, including FTSE Russell’s preliminary third-quarter 2026 lists, visit https://www.lseg.com/en/ftse-russell/russell-reconstitution/ipo-additions

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. (Nasdaq: EMAT) is a U.S.-based critical materials and advanced manufacturing company for rare earth permanent magnets, battery materials, and related critical minerals and technologies. By leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships, EM&T operates what it believes is the only vertically integrated critical materials supply chain spanning end-of-life electronics and batteries, high-grade concentrates, and the manufacture of finished rare earth magnets (including high-performance rare earth magnets) and battery materials. For additional information, please visit https://investors.evolution-metals.com and follow the Company on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding EM&T’s expected inclusion in the Russell 3000® and Russell 2000® Indexes and applicable style indexes, the anticipated timing and potential effects of such inclusion, including potential visibility among institutional or index-oriented investors, and EM&T’s plans, objectives, expectations, strategies, production capacity, expansion initiatives, supply arrangements and commercial operations. These forward-looking statements, together with terms such as anticipate, expect, intend, may, will, should, believe, positioned and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Such risks include, among others, the possibility that FTSE Russell may revise its preliminary lists, eligibility determinations, methodology or implementation schedule; that EM&T may not be finally included in one or both indexes when expected or at all; that index inclusion may not result in the anticipated visibility, liquidity, institutional ownership or other benefits; and the business, execution, financing, regulatory, supply-chain, equipment-delivery, customer-qualification and market risks described in EM&T’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, performance or achievements may differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date made. EM&T undertakes no obligation to update any forward-looking statement except as required by law. Additional information concerning factors that may affect EM&T’s expectations and projections is contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026, including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EM&T. SEC filings are available at www.sec.gov.

Investor Relations Contacts

Judith McGarry

Evolution Metals & Technologies Corp.

investor.relations@evolution-metals.com

Arx Investor Relations

North American Equities Desk

EMAT@arxhq.com